UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 16, 2018

Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA		19044
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 16, 2018, Toll Brothers, Inc. (the "Company") announced that Joseph R. Sicree, Senior Vice President and Chief Accounting Officer of the Company, will step down from his position as Chief Accounting Officer on January 26, 2018. Mr. Sicree, 69, has worked for the Company for the past 26 years since joining the Company as Chief Accounting Officer in 1992.
Mr. Michael J. Grubb, 54, will be appointed Chief Accounting Officer effective January 26, 2018. Mr. Grubb will continue to hold his current position of Senior Vice President. Mr. Grubb joined the Company as Assistant Vice President – Accounting in July 2003 and was named Vice President in January 2006 and Senior Vice President in January 2018. Prior to joining the Company, Mr. Grubb served as First Vice President of Bank One Corporation and was an Audit Senior Manager at Ernst & Young LLP. Mr. Grubb is a Certified Public Accountant and holds a B.S. in Accounting from Drexel University.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated:	January 16, 2018	By:	/s/ John K. McDonald
John K. McDonald Senior Vice President and General Counsel

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